From: SORIN
To : Mr. Piero Vecchi
Milan, 20th of June 2008

Dear Piero,

1.	We herewith confirm that effective date 1st of July 2008 Sorin Biomedica Cardio transfers your Dirigente (Executive) employment contract to Sorin Spa.

2.	From this date you perform subordinated work for Sorin Spa under following terms

•	Status: Dirigente (Executive)

•	Job title: VP, Group Controller

•	Workplace: Milan

•	Annual gross salary: 104.679,00 € paid in 14 monthly payslip
You will be eligible to receive an annual bonus payment of 20% of your annual gross salary. The bonus plan is based upon achievement of your individual objectives.
We will separately communicate your Company ID number written down in Company Registration book.
Your working terms not mentioned in this letter are disciplinated in Industrial Dirigenti (Executive) Collective Agreement: holidays, bank holidays, notice period etc.

3.	You will keep your Dirigente (Executive) status starting date as 1st of June, 2008 related to Seniority benefits.
In particular we specify that Sorin Biomedica Cardio srl transferred your entire severance pay (TFR) accrued until 30th of June 2008 to Sorin Spa.

4.
Your role as Dirigente (Executive) includes the possibility to cover - without any other further compensation – additional roles in other Companies directly or non directly controlled, in Italy or abroad.

Remuneration for these additional roles will be paid directly from other Companies to this Company. Compensation written above in this letter already includes other roles’compensation.

Please give back to this Company a copy signed of this agreement letter for acceptance
Kind regards,
_____________________